CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm as "EXPERTS" and to the use of our reports dated October 16, 1997, September 11, 1995 and November 29, 1994 in the Registration Statement on Form S-2 and the related Prospectus of Clariti Telecommunications International, Ltd. (f/k/a Sigma Alpha Group, Ltd.).


                                           COGEN SKLAR LLP


Bala Cynwyd, Pennsylvania
May 18, 1998